I40103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110732396-34
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/11/2011 2:45 PM
	Entity Number E0326612005-5

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

Millstream Ventures, Inc.
Name of **merging** entity

Nevada — Jurisdiction
Corporation — Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

and,

American Sands Energy Corp.
Name of **surviving** entity

Delaware — Jurisdiction
Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

American Sands Energy Corp.

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Millstream Ventures, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** October 19, 2011

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

Millstream Ventures, Inc.
Name of **merging** entity

X [signature] Chief Executive Officer 10/07/11
Signature Title Date

Name of **merging** entity

X
Signature Title Date

Name of **merging** entity

X
Signature Title Date

Name of **merging** entity

X
Signature Title Date

and,

American Sands Energy Corp.
Name of **surviving** entity

X [signature] Chief Executive Officer 10/07/11
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

AGREEMENT AND PLAN OF MERGER

BETWEEN

MILLSTREAM VENTURES, INC.
A NEVADA CORPORATION

AND

AMERICAN SANDS ENERGY CORP.
A DELAWARE CORPORATION

This AGREEMENT AND PLAN OF MERGER (the "**Agreement**"), dated as of the 7th day of October, 2011 is made by and between Millstream Ventures, Inc., a Nevada corporation ("**Millstream**") and American Sands Energy Corp., a Delaware corporation ("**ASEC**" also known as the "**Surviving Entity**").

WITNESSETH

WHEREAS, the Board of Directors and shareholders of Millstream have deemed it advisable and in the best interests of the shareholders to change the domicile of Millstream from the State of Nevada to the State of Delaware and have incorporated ASEC as a wholly owned subsidiary corporation in the State of Delaware for the purpose of merging Millstream into ASEC; and

WHEREAS, the Board of Directors of ASEC deems it advisable and in the best interests of ASEC and its stockholders that Millstream be merged with and into ASEC as permitted by Section 252 of the General Corporation Law of Delaware (the "**Delaware Laws**") and the applicable laws of Nevada under and pursuant to the terms and conditions hereinafter set forth; and

WHEREAS, the Board of Directors of Millstream deems it advisable and in the best interests of Millstream and its stockholders that Millstream be merged with and into ASEC as permitted by the Nevada Revised Statutes, 92A (the "**Nevada Laws**") and the Delaware Laws under and pursuant to the terms and conditions hereinafter set forth; and

WHEREAS, immediately prior to the Effective Time (as hereinafter defined), Millstream shall have an authorized capitalization consisting of Common Stock, par value $.001 per share (the "**Millstream Common Stock**"), and Preferred Stock, par value $.001 per share, none of which preferred shares have been issued or are outstanding; and

WHEREAS, immediately prior to the Effective Time (as hereinafter defined), ASEC shall have an authorized capitalization consisting of Common Stock, $.001 par value per share (the "**ASEC Common Stock**"), and Preferred Stock, par value $.001 per share; and

WHEREAS, the stockholders and directors of Millstream and the stockholders and directors of ASEC have duly approved this Agreement by written consent.

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained and in accordance with the applicable provisions of the Delaware Laws and the Nevada Laws, the parties hereto have agreed and covenanted, and do hereby agree and covenant as follows:

1. **Terms and Conditions of Merger.** At the Effective time (as hereinafter defined), Millstream shall be merged with and into ASEC pursuant to the provisions of the Delaware Laws (the "**Merger**"), and ASEC shall be the Surviving Entity.

The date and hour on which the Merger occurs and becomes effective is hereinafter referred to as the "**Effective Time**". The Merger shall be effective upon the effective date provided in the Certificate of Merger of ASEC with the Secretary of State of Delaware pursuant to Section 252 of Delaware Laws and the simultaneous

effective date provided in the Articles of Merger of the Surviving Entity with the Secretary of State of the State of Nevada pursuant to Section 92A.200 of Nevada Laws which shall take place as soon as practicable following the filing of such documents and the approval of this Agreement by the stockholders and directors of ASEC and the stockholders and directors of ASEC and compliance with Section 14(c) of the Securities Exchange Act of 1934, as amended.

2. **Name, Charter, Bylaws, Directors and Officers.** From and after the Effective Time:

2.1 The name of the Surviving Entity shall be: American Sands Energy Corp.

2.2 The current Certificate of Incorporation of American Sands Energy Corp. shall be the Certificate of Incorporation of the Surviving Entity.

2.3 The current Bylaws of American Sands Energy Corp. shall be the Bylaws of the Surviving Entity.

2.4 The directors and officers of American Sands Energy Corp. at the Effective Time shall be unchanged and remain the directors and officers from and after the Effective Time until the expiration of their current terms and until their successors are elected and qualify, or prior resignation, removal or death, subject to the Certificate of Incorporation and Bylaws of the Surviving Entity.

3. **Succession.** On the Effective Date, American Sands Energy Corp. shall succeed Millstream in the manner and as more fully set forth in the Delaware Laws and specifically as follows:

(a) The separate corporate existence of Millstream shall cease, and the Surviving Entity shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to al the restrictions, liabilities and duties of Millstream;

(b) All and singular rights, privileges, powers and franchises of Millstream and all property, real, personal and mixed, and all debts due to Millstream on whatever account, as well as for share and note subscriptions and all other things in action or belonging to Millstream shall be vested in the Surviving Entity;

(c) All property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Entity as they were of Millstream, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware or the State of Nevada, or of any of the other states of the United States, in Millstream shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Millstream shall be preserved unimpaired;

(d) All debts, liabilities and duties of Millstream shall thenceforth attach to the Surviving Entity and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it;

(e) All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Millstream, its stockholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Entity and shall be as effective and binding thereon as the same were with respect to Millstream; and

(f) At the Effective Time of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which Millstream is then a party shall be assumed by, and continue to be the plan of, the Surviving Entity. To the extent any employee benefit plan, incentive compensation plan or other similar plan of Millstream provides for the issuance or purchase of, or otherwise relates to, Millstream stock, after the Effective Time of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Surviving Entity stock.

4. **Further Assurances.** From time to time, when and as required by American Sands Energy Corp. or its successors and assign, there shall be executed and delivered on behalf of Millstream such deeds and other

instruments, and there shall be taken or caused to be taken by or on behalf of Millstream such further and other action, as shall be appropriate or necessary to vest, perfect or confirm, of record or otherwise in American Sands Energy Corp., the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Millstream, and otherwise to carry out the purposes of this Agreement, and the officers and the directors of American Sands Energy Corp. are fully authorized by and on behalf of Millstream to take any and all such action to execute and deliver any and all such deeds and other instruments.

5. **Stock and Stock Certificates.** At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof;

(a) Each share of post reverse split Millstream Common Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted share for share, into fully-paid and non-assessable shares of the Surviving Entity as of the Effective Time; provided that if the one-for-two reverse stock split of the outstanding shares of Common Stock approved by the Board of Directors and the shareholders on September 16, 2011, has not been effected as of the Effective Time, the conversion ratio shall give effect to the reverse split.

(b) As of the Effective Time, all of the outstanding shares of ASEC Common Stock which shares are held by Millstream shall be redeemed by the Surviving Entity for the sum of one dollar ($1.00) and such redeemed shares shall be cancelled and returned to the status of authorized and unissued shares of the Surviving Entity. None of such redeemed shares shall be retained by the Surviving Entity as treasury shares.

(c) Each share of Millstream Common Stock, if any, held in treasury immediately prior to the Effective Time shall be cancelled and no shares of other securities of the Surviving Entity shall be issued in respect thereof.

(d) All of the options and warrants to acquire, or instruments convertible into, shares of Millstream Common Stock held by any person shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, share for share, into options and warrants, or convertible instruments, respectively, of the Surviving Entity.

(e) From and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Millstream Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of ASEC Common Stock into which such shares have been converted as herein provided. The registered owner on the books and records of Millstream of any such outstanding stock certificates shall, until such certificates shall have been surrendered for transfer or otherwise accounted for to the Surviving Entity, have and be able to exercise any voting and other rights with respect to and receive any dividend or other distributions upon the ASEC Common Stock evidenced by such outstanding certificates as provided.

6. **Amendment and Termination.** Subject to applicable law, this Agreement may be amended by written agreement of the parties hereto at any time prior to the Effective Time. Subject to applicable law, this Agreement may be terminated by the Board of Directors of American Sands Energy Corp. or the Board of Directors of the Millstream at any time prior to the Effective Time.

7. **Miscellaneous.** For the convenience of the parties and to facilitate any filing and recording of this Agreement, any number of counterparts hereof may be executed each of which shall be deemed to be an original of this Agreement but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors have caused this Agreement to be executed by the Chief Executive Officer as of the day and year first above written.

SURVIVING COMPANY: **American Sands Energy Corp.**

By: ______________________
William C. Gibbs, Chief Executive Officer

MILLSTREAM: **Millstream Ventures, Inc.**

By: ______________________
William C. Gibbs, Chief Executive Officer